UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 3, 2020
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001550221
J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001013611
J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0000835271
JPMorgan Chase Bank, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001555158
CIBX Commercial Mortgage, LLC
(Exact name of sponsor as specified in its charter)

New York	333-165147-03	38-3875750 38-3875751 38-7047640
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity)

(212) 834-9708
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02 Change of Servicer or Trustee.

Pursuant to Section 7.01 of the pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of June 1, 2012, relating to the issuing entity known as J.P. Morgan Chase Commercial Mortgage Securities Trust 2012‑CIBX (the “Issuing Entity”), and, other than with respect to the Mortgage Loans secured by the Mortgaged Properties identified as “Jefferson Mall”, “Dunning Farms Shopping Center”, “Shaler Plaza”, and “Millbrook Plaza” on Exhibit B to the Pooling and Servicing Agreement (collectively, the “Delayed Transfer Mortgage Loans”) and other than with respect to 100 West Putnam AB Whole Loan, effective as of November 3, 2020, Midland Loan Services, a Division of PNC Bank, National Association was removed as special servicer and Argentic Services Company LP (“ASC”), a Delaware limited partnership, was appointed as the successor special servicer. With respect to each Delayed Transfer Mortgage Loan, ASC will replace Midland Loan Services, a Division of PNC Bank, National Association as the special servicer of such Delayed Transfer Mortgage Loan on the earlier of (i) the Business Day following the completion by Midland Loan Services, a Division of PNC Bank, National Association of processing and closing one or more pending borrower requests or special servicer actions with respect to such Delayed Transfer Mortgage Loan and (ii) December 3, 2020. In its capacity as special servicer, ASC will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement, a copy of which was filed as Exhibit 4.1 to the Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on June 29, 2012.

Argentic Services Company LP

Capitalized terms used in this section without definition have the meanings assigned to them in the Pooling and Servicing Agreement.

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Special Servicer”) for all of the Mortgage Loans (other than the 100 West Putnam Mortgage Loan) and in such capacity will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000. ASC is an affiliated entity of (i) the Directing Certificateholder which is appointing ASC as Special Servicer and (ii) the current Controlling Class Certificateholder.

ASC became approved as a commercial mortgage-based securities special servicer by Fitch on March 26, 2020 and currently has a special servicer rating of “CSS3+” by Fitch. ASC is rated “Average” by S&P as a special servicer.

ASC, a limited partnership formed in 2019, began operations in early 2020 and began servicing commercial mortgage loans under 17 CMBS transactions and 2 CLO transactions on May 6, 2020.

As of September 30, 2020 ASC has 20 employees responsible for special servicing of commercial mortgage loans and expects to add more personnel as its portfolio grows and the volume of loan defaults increases. The four senior managers at ASC average 32 years of industry experience. As of September 30, 2020, ASC is the special servicer with respect to 18 CMBS transactions totaling approximately $13.1. billion in aggregate outstanding principal balance and 3 CLO transactions totaling approximately $1.7 billion in aggregate outstanding principal balance. ACS’s portfolio includes commercial mortgages secured by multifamily, retail, hospitality and other types of income-producing properties that are located throughout the United States. As of September 30,2020, in ASC’s special servicing portfolio there are currently 57 commercial mortgage loans with an aggregate principal balance of approximately $1.2 billion in active special servicing

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including business plans and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has developed its own watchlist and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watchlist criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watchlist determinations. ASC will revise and enhance its watchlist criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has entered into a shared services agreement with Argentic Investment Management LLC wherein Argentic Investment Management LLC provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC will engage vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC formally reviews its policies and procedures (including templates and exhibits) on an annual basis, and also adopts interim changes as necessary: (i) to the extent required by applicable law or regulation; (ii) to maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) to address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. Additionally, ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC will engage a qualified independent public accounting firm that is registered with the PCAOB, and co-source internal audit functions.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

ASC may enter into one or more arrangements with the applicable Directing Certificateholder, holders of certificates of the Controlling Class or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Depositor)

/s/ Bradley J. Horn
Bradley J. Horn, Executive Director

Date:  November 3, 2020